                                                                       Exhibit 5
                                                                       ---------



                                                              May      , 2002
                                                                 ------
BISYS Fund Services, Inc.
3435 Stelzer Road
Columbus, Ohio  43219


         Re: Transfer Agency Agreement dated June 9, 1997 by and between LEADER Mutual Funds (formerly "Magna Funds") and BISYS Fund Services, Inc. (the "Agreement")
                  --------------------------------

Ladies and Gentlemen:

         LEADER Mutual Funds (the "Trust") hereby notifies you that it has established an additional series of shares, namely, the "LEADER Growth Equity Fund" (the "New Fund"). The Trust desires that you serve as the transfer agent of the New Fund under the terms of the Agreement.

         If you agree to so serve in such capacity for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement between the Trust and you in accordance with its terms.

                                            Very truly yours,

                                            LEADER MUTUAL FUNDS


                                            By
                                              ----------------------------------
                                                     Name:
                                                     Title:

The foregoing is hereby accepted and agreed:

BISYS FUND SERVICES, INC.


By
  ----------------------------------
   Name:
   Title: